Exhibit 10.9A
FIRST AMENDMENT TO
DIRECTORY SERVICES AGREEMENT
DATED APRIL 27TH, 2007
BETWEEN YELLOW BOOK USA INC., AND INTELIUS SALES COMPANY LLC.
Yellow Book USA Inc. (“Yellow Book”), Intelius Sales Company LLC (“Intelius”) are parties to an Directory Services Agreement dated April 27, 2007, (“Agreement”). The parties enter into this First Amendment (“Amendment One”) to the Agreement as of 20 February, 2008, to modify the Agreement as follows:
1.	Term of Agreement

The Agreement shall be extend [ * * * ], expiring on [ * * * ].

2.	Section 2b of Agreement will be replaced with the following:

Parties agree that the [ * * * ].

Parties agree that Intelius will be [ * * * ].

3.	New Definition of “Query”
“Query” means [ * * * ]. Queries will comply with the traffic measurement standards set by the IFABC www standards group and shall not include any queries from Non-Covered Intelius Websites or any queries which result from “robots,” “spiders,” “web crawlers” or other automated processed, devices, programs, algorithms or methodologies. Yellow Book reserves the right to audit such traffic periodically to ensure it comports with the agreed standards.
4.	All other provisions of the Agreement not modified by this Amendment One shall remain in full force and effect.

Yellow Book USA, Inc.		Intelius Sales Company, LLC

By:	Patrick J. Marshall	By:	/s/ Ed Petersen

Title:	Chief New Media Officer	Title:	EVP Sales & Marketing
Date:	20 February 2008	Date:	2/29/08